                          As filed with the Securities and Exchange Commission
                                                           on February 21, 1995
                                                     Registration No. ________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                               ____________________

                             SECURITY CAPITAL BANCORP
            (Exact name of Registrant as specified in its charter)


                North Carolina                                                      56-1354694
 (State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification Number)

                               507 West Innes Street
                               Post Office Box 1387
                        Salisbury, North Carolina 28145-1387
                                 (704) 636-3775
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           SECURITY CAPITAL BANCORP
                           OMNIBUS STOCK OWNERSHIP
                         AND LONG TERM INCENTIVE PLAN
                           (Full title of the Plan)
                              ____________________

                    DAVID B. JORDAN                                        ROBERT A. SINGER
       Vice-Chairman and Chief Executive Officer                          CATHERINE T. McGEE
               Security Capital Bancorp                                Brooks, Pierce, McLendon,
                 507 West Innes Street                                Humphrey & Leonard, L.L.P.
                 Post Office Box 1387                                   2000 Renaissance Plaza
         Salisbury, North Carolina 28145-1387                      Greensboro, North Carolina 27401
                    (704) 636-3775                                          (910) 373-8850

  (Names and addresses, including zip code, and telephone number, including area code, of agents for service)

                                        CALCULATION OF REGISTRATION FEE

 Title of Securities       Amount to be        Proposed Maximum         Proposed Maximum         Amount of
   to be Registered         Registered          Offering Price         Aggregate Offering      Registration
                                                Per Share                    Price                 Fee
 Common Stock,
  no par value . .           300,000                  *                        *                 $1771.55

*The shares are to be offered at prices not presently determinable. Pursuant to Rule 457(c), fee is calculated on the basis of the high and low sales prices of the Common Stock, as reported on the Nasdaq Stock
Market, Inc. (National Market System) on February 16, 1995.

                        SECURITY CAPITAL BANCORP
                          CROSS-REFERENCE SHEET
                Pursuant to Item 501(b) of Regulation S-K



Item in                                                                  Caption or Location
Form S-8                                                                    in Prospectus

         1       Forepart of the Registration Statement and
                 Outside Front Cover Page of Prospectus  . .       Front Cover Page
         2       Inside Front and Outside Back Cover Pages of
                 Prospectus  . . . . . . . . . . . . . . . .       Inside Front Cover Page; Available
                                                                   Information; Incorporation of Certain
                                                                   Documents by Reference; Table of Contents;
                                                                   Outside Back Cover Page

         3       General Information Regarding the Plan  . . .     Outside Front Cover Page of Prospectus; The
                                                                   Corporation; The Plan  -- General
                                                                   Information; -- Administration;
                                                                     -- Eligibility and Participation; --
                                                                   Rights That May Be Granted; -- Restrictions
                                                                   on Transfer or Resale; --Amendment and
                                                                   Termination; --Federal Income Tax
                                                                   Consequences
         4       Securities to be Offered  . . . . . . . . . .      Outside Front Cover Page of Prospectus; The
                                                                   Plan -- General Information;  -- Rights
                                                                   That May be Granted; -- Restrictions on
                                                                   Transfer or Resale

         5       Employees Who May Participate in the Plan. . .    The Plan -- General Information;
                                                                     -- Eligibility and Participation

         6       Purchase of Securities Pursuant to the Plan
                 and Payment for Securities Offered  . . . .  .    The Plan -- General Information; -- Rights
                                                                   That May be Granted;
         7       Resale Restrictions  . . . . . . . . . . . . .    The Plan -- Restrictions on Transfer or
                                                                   Resale

         8          Tax Effects of Plan Participation . . . . .   The Plan -- Federal Income Tax Consequences
         9          Investment of Funds . . . . . . . . . . . .   Not Applicable

         10         Withdrawal from the Plan; Assignment of
                    Interest  . . . . . . . . . . . . . . . . .    The Plan -- Rights That May be Granted;
                                                                   -- Restrictions on Transfer or Resale;
                                                                    -- Termination and Forfeiture of Rights


         11        Forfeitures and Penalties  . . . . . . . . .    The Plan -- Rights That May be Granted;
                                                                   -- Termination and Forfeiture of Rights
         12        Charges and Deductions and Liens Therefor . .   The Plan; -- General Information; -- Rights
                                                                   That May be Granted

         13        Registration Information and Employee Plan
                   Annual Information  . . . . . . . . . . . .     Summary; Available Information

            PROSPECTUS

              (Security Capital logo appears here)
                                         SECURITY CAPITAL
                                                            B A N C O R P


                            300,000 Shares of Common Stock
                                    (No Par Value)

            Offered as Set Forth Herein Pursuant to the Corporation's

             Omnibus Stock Ownership and Long Term Incentive Plan


      Security Capital Bancorp (the "Corporation") is offering up to 300,000 shares of its common stock, no par value (the "Common Stock"), in accordance with the terms and conditions of the Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan"). Proceeds from the sale of the Common Stock to participants under the Omnibus Plan will be added to the general funds of the Corporation and may be used for general corporate purposes.

      Although no arrangement has been made for the resale of any of the shares covered by this Prospectus, it is anticipated that such shares may be sold from time to time at the prevailing market price at the time of sale without the payment of underwriting commissions or discounts other than brokers' fees normally paid in connection with normal brokers' transactions. The Corporation will not receive any proceeds from the resale of such shares by Omnibus Plan participants. Such resales may be subject to certain restrictions. See "The Plan -- Restrictions on Transfer or Resale".

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is February 21, 1995.

                         TABLE OF CONTENTS

                                                              Page

Available Information . . . . . . . . . . . . . . . . . .     3
Incorporation of Documents by Reference . . . . . . . . .     3
The Corporation . . . . . . . . . . . . . . . . . . . . .     4
The Plan  . . . . . . . . . . . . . . . . . . . . . . . ..    5
      General Information . . . . . . . . . . . . . . . .     5
      Administration  . . . . . . . . . . . . . . . . . . .   6
      Eligibility and Extent of Participation . . . . . .  .  6
      Rights That May be Granted  . . . . . . . . . . . . .   7
      Expiration and Forfeiture of Rights . . . . . . . . .  10
      Amendment and Termination . . . . . . . . . . . . . .  12
      Restrictions on Transfer or Resale  . . . . . . . . .  12
      Outstanding Options . . . . . . . . . . . . . . . . .  14
      Federal Income Tax Consequences . . . . . . . . . .    15
Annual Report to Shareholders . . . . . . . . . . . . . . .  18



      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONJUNCTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AT ANY TIME SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.

                       AVAILABLE INFORMATION

      The Corporation has filed with the COMMISSION a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the COMMISSION, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is hereby made to the Registration Statement, including the exhibits thereto. Any person to whom a copy of this Prospectus is delivered, upon written or oral request, may obtain without charge a copy of all information incorporated by reference in the Registration Statement (other than exhibits thereto unless such exhibits are specifically incorporated by reference into the information the Registration Statement incorporates) by contacting Pressley A. Ridgill, Chief Financial Officer of the Corporation, at Security Capital Bancorp, 507 West Innes Street, Post Office Box 1387, Salisbury, North Carolina 28145-1387, Telephone (704) 855-6127.

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the COMMISSION. The Registration Statement and all such reports, proxy statements and other information can be examined and copied at the public reference facilities of the COMMISSION located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Corporation's Common Stock is qualified for quotation on the Nasdaq National Market under the symbol "SCBC". The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit
to    the  Registration  Statement  are,  of  necessity,  brief
descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.


             INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Corporation with the SEC pursuant to Section 13 of the Exchange Act (SEC File No. 0-12359) are incorporated herein by reference and made a part hereof: (a) the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; (b) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993; (c) the Corporation's Current
Reports on Form 8-K dated February 1, 1994, April 13, 1994, September 28, 1994, November 8, 1994 and December 6, 1994; and (d) the description of the Common Stock contained in the Corporation's Current Report on Form 8-K dated July 12, 1983, as amended by its Form 8-K/A1 dated January 30, 1995.

      In addition, all other documents filed by the Corporation with the COMMISSION pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Corporation will promptly provide without charge to each person to which this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to Pressley A. Ridgill, Chief Financial Officer, Security Capital Bancorp, 507 West Innes Street, Post Office Box 1387, Salisbury, North Carolina 28145-1387, (Telephone (704) 855-6127).


                          THE CORPORATION

      Security Capital Bancorp is a registered bank holding company incorporated under the laws of the State of North Carolina. Its business consists of owning and controlling Security Capital Bank ("Security Capital Bank"), a North Carolina chartered commercial bank headquartered in Salisbury, North Carolina, and three North Carolina state savings banks: Citizens Savings, Inc., SSB ("Citizens Savings"), headquartered in Concord, North Carolina; Home Savings Bank, Inc. SSB ("Home Savings"), headquartered in Kings Mountain, North Carolina; and OMNIBANK, Inc., A State Savings Bank ("OMNIBANK"), headquartered in Salisbury, North Carolina. The Corporation also owns one non-banking subsidiary, Estates Development Corporation, a North Carolina corporation which formerly engaged in real estate activities.

      The Corporation was incorporated in 1983 in connection with a corporate reorganization (the "Reorganization") that resulted in Security Capital Bank becoming a wholly-owned subsidiary of the Corporation. On June 30, 1992, Omni Capital Group, Inc. ("Omni") was merged with and into the Corporation. As a result of the Merger, the Corporation adopted and assumed certain existing option plans maintained by Omni and certain of its subsidiaries prior to the Merger (the "Prior Plans"). Although no options currently are being granted under the Prior Plans, all options outstanding under the Prior Plans at the time of the Merger to acquire Omni common stock were converted into options to acquire the Corporation's Common Stock. See "OUTSTANDING OPTIONS."

      The Corporation's principal executive offices are located at 507 West Innes Street, Salisbury, North Carolina 28145. Its telephone number is (704) 636-3775.


                             THE PLAN

General Information

      The Corporation's directors and shareholders have adopted and approved the Corporation's Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan") for the purpose of attracting and retaining in the Corporation's employment persons of outstanding ability and to provide executive and other key employees of the Corporation and its subsidiaries greater incentive to make material contributions to the success of the Corporation by providing them with stock and/or stock-based compensation which may increase in value based upon the market performance of the Common Stock and/or the corporate achievement of financial and other performance objectives. The Omnibus Plan is intended to replace the Prior Plans established by Omni and assumed and adopted by the Corporation in connection with the Merger. See "THE CORPORATION" herein. The Omnibus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      The Corporation initially has reserved 300,000 shares of Common Stock for issuance pursuant to Rights (as defined below) granted under the Omnibus Plan. In the event the outstanding shares of the Corporation's Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, or reclassification, appropriate proportionate adjustments will be made in (i) the aggregate number or kind of shares which may be issued pursuant to exercise of, or which underlie, Rights; (ii) the exercise or other purchase price, or base value, and the number and/or kind of shares acquirable under, or underlying, Rights; and (iii) rights and matters determined on a per share basis under the Omnibus Plan. Any such adjustment will be made by the Personnel and Compensation Committee of the Corporation's Board of Directors (the "Plan Committee"), subject to ratification by the full Board of Directors. No such adjustment will be required by reason of the issuance of Common Stock, or securities convertible into Common Stock, by the Corporation for cash or the issuance of shares of Common Stock by the Corporation in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired
by   the  Corporation  or  a  subsidiary  thereof  in  connection therewith. The total number of shares of Common Stock as to which Rights may be granted may not exceed 300,000 shares, as such number of shares may be adjusted from time to time as set forth above. Any shares of Common Stock allocated to Rights granted under the Omnibus Plan, which Rights are subsequently cancelled or forfeited, will be available for further allocation upon such cancellation or forfeiture.

      Additional information regarding the Omnibus Plan and its administration may be obtained from the Corporation at its principal offices located at 507 West Innes Street, Salisbury, North Carolina 28145, telephone number (704) 636-3375.

Administration

      The Omnibus Plan is administered by the Plan Committee. The Plan Committee meets, and will continue to meet, the standards of Rule 16b-3(c)(2)(i) promulgated by the COMMISSION under the Exchange Act. No member of the Board will be appointed to the Plan Committee who is, or within the preceding year has been, eligible to receive Rights under the Omnibus Plan. The members of the Plan Committee are appointed by, and serve at the pleasure of, the Board of Directors, which may fill vacancies, however caused, on the Plan Committee. Directors of the Corporation are elected for three-year terms; however, the term of office of a member of the Plan Committee may exceed three years if such member is reelected to the Board of Directors and continues to serve or is reappointed as a member of the Plan Committee. A majority of the members of the Plan Committee constitute a quorum, and all actions of the Plan Committee must be taken by not less than a majority of its members.

      Subject to the terms of the Omnibus Plan, the Plan Committee, in its capacity as administrator of the Omnibus Plan, has complete authority in its discretion to construe and interpret the Omnibus Plan, to determine the terms and provisions of Rights to be granted under the Omnibus Plan, to define the terms used in the Omnibus Plan and in the Rights granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan, to determine the individuals to whom and the times at which Rights shall be granted and the number of shares to be subject to, or to underlie, each Right awarded, and to make all other determinations necessary or advisable for the administration of the Omnibus Plan. Each grant of a Right must be evidenced by a written agreement containing such terms and conditions consistent with the Omnibus Plan as the Plan Committee may determine. Notwithstanding the foregoing, or any other provision of the Plan, the Plan Committee has no authority to grant Rights to any of its members, whether or not approved by the Board, or to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause one or more members of the Plan Committee no longer to be "disinterested directors" within the meaning of Rule 16b-3.

      Subject to the provisions of Rule 16b-3(c)(2)(i), the Plan Committee may designate any officers or employees of the Corporation or any subsidiary thereof to assist in the administration of the Omnibus Plan, to execute documents on behalf of the Plan Committee and to perform such other ministerial duties as may be delegated to them by the Plan Committee.

Eligibility and Participation

      Full time employees of the Corporation and its subsidiaries who are within designated job grade classifications under the Corporation's salary administration plan ("Eligible Employees") and who are designated as eligible participants by the Plan Committee may receive awards of Rights under the Omnibus Plan. Currently, all employees of the Corporation and its subsidiaries who are full time employees having a job grade classification of class 20 or higher, and otherwise meeting the eligibility requirements of the Omnibus Plan, are Eligible Employees.

      At    present,  approximately  twelve  Eligible  Employees,
including Lloyd G. Gurley, the President and Chief Administrative Officer of the Corporation and a member of the Corporation's Board of Directors, have been designated as participants under the Omnibus Plan. Options (as defined below) to acquire a total of 71,000 shares of Common Stock have been granted to these twelve participants, with 30,000 Options being granted to Mr. Gurley.

Rights That May Be Granted

      Under the Omnibus Plan, the Plan Committee may grant eligible participants options to acquire shares of the Corporation's Common Stock, awards of rights to receive "restricted" shares of Common Stock, awards of long term incentive units (each equivalent in value to one share of Common Stock), and/or awards of stock appreciation rights (each equivalent to the cash value of one share of Common Stock). These options and awards are referred to herein as the "Rights." All Rights must be granted or awarded on or before April 28, 2004.


      Options. Options to acquire Common Stock granted under the Omnibus Plan ("Options") may be either incentive stock options ("ISOs") or non-qualified options ("NSOs"). The exercise price of an Option may not be less than 100% of the market price per share for the Corporation's Common Stock (the "Fair Market Value") on
the date of grant. For so long as the Common Stock is traded over-the-counter and classified as a national market issue, the Fair Market Value will be determined on the basis of the last-transaction price quoted by the National Market System of the Nasdaq Stock Market, Inc. ("Nasdaq"). In the case of any ISO granted to a shareholder of the Corporation owning more than ten (10%) of the total combined voting power of all classes of capital stock of the Corporation (a "10% Shareholder"), the exercise price may not be less than one hundred and ten percent (110%) of the Fair Market Value.

      The Omnibus Plan provides that the Plan Committee, in its discretion, may establish that the exercise price of an Option will be adjusted, upward or downward, on a quarterly basis, based on the market value performance of the Common Stock in comparison with the aggregate market value performance of one or more indices of publicly-traded financial institutions and financial institution holding companies deemed by the Plan Committee to be similar to the Corporation in asset size, capitalization, trading volumes, etc. ("Index" or "Indices"); provided, however, that certain provisions of the Code may limit the Plan Committee's ability to make the exercise price of ISOs adjustable. The Plan Committee may utilize Indices published by third parties and/or may construct one or more Indices meeting the above-described characteristics. All such Indices must include no fewer than 15 companies.

      The exercise price of an Option is payable to the Corporation on the date of purchase either (i) in United States dollars, in cash or by check, bank draft or money order payable to the order of the  Corporation, or (ii) in the discretion of the
Plan Committee, by delivery of outstanding shares of Common Stock owned by the participant with a Fair Market Value as of the date of delivery equal to the exercise price, or (iii) in the discretion of the Plan Committee, by a combination of (i) and (ii) above. Not less than 100 shares of Common Stock may be purchased at any one time through the exercise of Options unless the number of shares purchased is the total number purchasable at that time under all Options granted to the optionee, and no shares of stock will be delivered until full payment has been made.

      The Plan Committee determines the expiration date of each Option granted, up to a maximum of ten years from the date of grant. In the Plan Committee's discretion, it may specify the period or periods of time within which each Option will first become exercisable, which period or periods may be accelerated or shortened by the Plan Committee; provided, however, that the vesting period, if any, for each Option must be at least two years. Options granted under the Omnibus Plan are also subject to termination upon Death, Disability, Retirement or Just Cause Termination (as these terms are defined in the Omnibus Plan). See "THE PLAN -- Expiration and Forfeiture of Rights."

      Restricted Stock. The Plan Committee may award Rights to acquire shares of Common Stock subject to certain transfer restrictions ("Restricted Stock") to eligible participants under the Omnibus Plan for such purchase price per share of Restricted Stock as the Plan Committee, in its discretion, may determine appropriate. All shares of Restricted Stock awarded are deemed "unvested" (i.e., not available for purchase by the recipient of the award) and may become "vested" (i.e., available for purchase) as follows: (i) on the first anniversary of the date of the award, if the award recipient remains an employee of the Corporation or a subsidiary thereof, 25% of the Restricted Stock shares will be vested; and (ii) the remaining Restricted Stock will become vested at the rate of 6.25% of the total Restricted Stock shares awarded every three months that elapse after the first anniversary of the date of award. The purchase price for shares of Restricted Stock purchased under the Omnibus Plan is payable to the Corporation on the date of purchase in United States dollars in cash or by check, or such other legal consideration as is approved by the Plan Committee, in its discretion.

      The expiration date of each award of Restricted Stock is established by the Plan Committee, up to a maximum of ten years from the date of award. Awards of Restricted Stock are also subject to termination upon the death, disability, retirement or termination of employment of the holder of the award. See "THE PLAN -- Expiration and Forfeiture of Rights."

      Incentive Units. Under the Omnibus Plan, the Plan Committee may grant to eligible participants awards of long term incentive units, each equivalent in value to one share of the Corporation's Common Stock, in each of the years 1994 through 2002 ("Incentive Units"). Except as otherwise provided, Incentive Units so awarded may be distributed to the award recipient only after the end of a performance period of two or more years, as determined by the Plan Committee, beginning with the year in which the awards are granted.

      The percentage of the Incentive Units awarded that are to be distributed depends on the levels of financial and other performance achieved by the Corporation during the performance period. The Plan Committee may adopt one or more performance categories in addition to, or in substitution for, a performance category or may eliminate all performance categories other than financial performance. All performance categories other than financial performance may not be applied in the aggregate as a factor of more than one against financial performance.


      As soon as practicable after each performance period, the percentage of Incentive Units awarded that are to be distributed, based on the levels of performance achieved, are determined and distributed to the recipients of such awards in the form of a combination of shares of Common Stock and cash consisting of a number of shares equal to 60% of the Incentive Units to be distributed and cash equal in value to the remaining 40% of those
Incentive  Units.    Incentive  Units  awarded,  but  which  the
recipients are not entitled to receive, are cancelled. The Corporation will deduct from any distribution or payment in cash any federal or state taxes applicable to the compensation income arising from the distribution, and participants receiving shares of Common Stock with respect to Incentive Units may be required to pay to the Corporation the amount of any related income tax liability, or the number of shares of Common Stock distributed may be reduced by a number of shares the Fair Market Value of which is equivalent to the amount of such tax liability. Incentive Units awarded for any performance period are also subject to termination, reduction or cancellation upon the death, disability, retirement or termination of employment of the recipient or upon demotion to a lower job grade classification prior to the end of the performance period. See "THE PLAN -- Expiration and Forfeiture of Rights."

      An amount equal to the dividend payable on one share of the Corporation's Common Stock (a "dividend equivalent credit") will be determined and credited on each dividend payment date to each Incentive Unit recipient's account under the Omnibus Plan. Such amount will then be converted within the account to an additional number of Incentive Units equal to the number of shares of Common Stock which could be purchased at the last-transaction price of the Common Stock on the Nasdaq on the dividend payment date with the amount credited to the recipient's account.

      No dividend equivalent credits or distribution of Incentive Units will be credited or made if, at the time of crediting or distribution, (i) the Corporation has not declared and paid a cash dividend on the Corporation's Common Stock during the then current quarter, (ii) there exists any default in payment of dividends on any outstanding shares of capital stock, (iii) the rate of dividends on the Common Stock is lower than at the time the Incentive Units to which the dividend equivalent credits pertain were awarded, (iv) the estimated consolidated net income for the Corporation for the twelve months preceding the month of crediting or distribution is less than the sum of dividend equivalent credits to be credited and the Incentive Units to be distributed, plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding Common Stock, or (v) such crediting of dividend equivalent credits or distribution of Incentive Units would result in default under any agreement by which the Corporation is bound.

      If an extraordinary event occurs during a performance period which significantly alters the basis upon which the performance levels were established, the Plan Committee may make adjustments which it deems appropriate in the performance levels. Such events may include changes in accounting practices, tax, financial institution laws or regulations or other laws or regulations, economic changes not in the ordinary course of business cycles, or compliance with judicial decrees or other legal requirements.

      Stock Appreciation Rights. The Omnibus Plan provides that the Plan Committee may award Rights to receive cash based upon increases in the market price of Common Stock over the last transaction price of the Common Stock on the Nasdaq ("base price") on the date of the award (a "SAR"). The expiration date of a SAR may be no more than ten years from the date of award.

      The Plan Committee, in its discretion, may establish that the base price of a SAR will be adjusted, upward or downward, on a quarterly basis, based on the market performance of the Corporation's Common Stock in comparison with one or more Indices (as defined in the discussion concerning Options above). Each SAR awarded by the Plan Committee may be exercisable immediately or may become vested or such period or periods as the Plan Committee may establish, which periods may be accelerated or shortened in the Plan Committee's discretion.

      Each SAR awarded will terminate upon the expiration date established by the Plan Committee or the earlier termination of the employment of the SAR recipient by reason of Death, Disability, Retirement or Just Cause Termination. See "THE PLAN -
- - Expiration and Forfeiture of Rights."

Expiration and Forfeiture of Rights

      Options. Each Option granted under the Omnibus Plan will expire on such date as may be determined by the Plan Committee and stated in the applicable Option Agreement, which expiration date may not be later than ten years after the date the Option is granted. In the case of any ISO granted to a 10% Shareholder, the expiration date may not be later than five years after the date the Option is granted. To the extent not previously exercised, each Option granted will terminate upon the expiration date established by the Plan Committee or upon the earlier of (i) 90 days after the holder of the Option ceases to be an employee of the Corporation or a subsidiary thereof for any reason other than
the   holder's  Death,  Disability,  Retirement  or  Just  Cause
Termination, (ii) twelve months after the holder ceases to be an employee by reason of Death, Disability or Retirement, and (iii) immediately upon termination of employment of the participant by reason of a Just Cause Termination; provided, however, the Plan Committee may require ISOs to be exercised with 90 days of Death, Disability or Retirement in order to comply with certain Code provisions.

      Under the provisions of the Omnibus Plan, "Death" is defined as the date and time of death of an Eligible Employee who has received Rights as established by the relevant death certificate. "Disability" is defined as the date on which an Eligible Employee who has received Rights becomes totally and permanently disabled as determined (i) by the Corporation's disability insurance carrier

(if the Eligible Employee is covered by a disability policy owned by the Corporation) or by the Eligible Employee's disability insurance carrier (if the Eligible Employee is not covered by a disability policy owned by the Corporation), (ii) under federal Social Security laws and regulations, or (iii) by a physician acceptable to the Company. "Retirement" is defined as
(i) the termination of an Eligible Employee's employment under conditions that would constitute "normal retirement" or "early retirement" under any tax qualified retirement plan maintained by the Corporation or any subsidiary thereof, or (ii) termination of employment after attaining age 65. "Just Cause Termination" is defined as any termination of the employment of an Eligible Employee by the Corporation or one of its subsidiaries in connection with a good faith determination by the Board of Directors of the Corporation or subsidiary, as applicable, that the Eligible Employee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Corporation or the subsidiary.

      Restricted Stock. Each Right to acquire Restricted Stock awarded under the Plan will expire on such date as may be determined by the Plan Committee and stated in the applicable Restricted Stock Purchase Agreement, which expiration date may not be later than ten years after the date the grant of the Right to acquire Restricted Stock is made. To the extent not previously exercised, each Right to acquire Restricted Stock will terminate upon the expiration date established by the Plan Committee or upon the earlier of (i) 90 days after the holder of the Right ceases to be an employee of the Corporation or a subsidiary for any reason
other   than  Death,  Disability,  Retirement  or  Just  Cause
Termination, (ii) twelve months after the holder ceases to be an employee of the Corporation by reason of Death, Disability or Retirement, and (iii) immediately upon termination of employment of the participant by reason of a Just Cause Termination.

      Incentive Units. Incentive Units granted to a participant under the Omnibus Plan will be distributed to the participant only after the end of a performance period of two or more years, and only if certain minimum levels of financial performance and other performance objectives established by the Plan Committee are achieved during the performance period. If the required minimum performance objectives are not achieved, the Units awarded will not be distributed to the participant but, instead, will be cancelled and forfeited. Units awarded under the Omnibus Plan will also be immediately forfeited and cancelled in the event a participant ceases to be an Eligible Employee prior to the end of any performance period other than by reason of Death, Disability or Retirement. Units awarded to a participant may also be reduced or eliminated in the event the participant is demoted to a lower job grade classification prior to the end of the applicable performance period. In the case of Death or Disability of a participant prior to the end of any performance period, the number of Units awarded for such period will be reduced pro rata based on the number of months remaining in the performance period. In the case of Retirement of a participant prior to the end of any performance period, the number of Units awarded for such period and not yet distributed will be prorated to the end of the year in which Retirement occurs.

      Stock Appreciation Rights. SARs granted under the Omnibus Plan will expire on such date as may be determined by the Plan Committee and stated in the applicable SAR Agreement, which expiration date may not be later than ten years after the date the SAR is granted. To the extent not previously exercised, each SAR will terminate upon the earlier of
(i) 90 days after the SAR recipient ceases to be an employee of the corporation for any reason other than Death, Disability, Retirement or a Just Cause Termination; (ii) twelve months after the SAR recipient ceases to be an employee of the Corporation by reason of Death, Disability or Retirement, or (iii) immediately upon termination of employment of the recipient by reason of a Just Cause Termination.

Amendment and Termination

      The Omnibus Plan will terminate on April 27, 2004. Under its provisions, the Omnibus Plan may be amended, suspended or discontinued by the Board of Directors at any time and from time to time, subject to the following limitations:

      (1) Any action by the Board that would materially increase the maximum number of shares of Common Stock issuable pursuant to the Omnibus Plan (other than proportionate adjustments to reflect any increase, decrease or other change in the shares of Common Stock outstanding as a result of a stock split, stock dividend, recapitalization, merger, reclassification, or other similar transaction), materially increase the benefits accruing to participating employees or materially modify eligibility requirements for participation in the Omnibus Plan will require approval by the shareholders of the Corporation;

      (2) No action of the Board may cause Options granted under the Omnibus Plan that are ISOs not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and


      (3) Any action by the Board that would alter or impair any Right previously granted to a participant under the Omnibus Plan requires the consent of the applicable participant.

Restrictions on Transfer or Resale

      The Omnibus Plan contains certain restrictions limiting the ability of participants to Transfer (defined to include any sale,
assignment,   transfer,   conveyance,   pledge,   hypothecation,
encumbrance, loan, gift, attachment or similar transfer, including transfers as a result of a qualified domestic relations order, property settlement, bankruptcy or otherwise) shares of Common Stock or other Rights awarded pursuant to the Omnibus Plan. In addition, persons deemed to be "affiliates" of the Corporation within the meaning of the Securities Act are subject to certain additional restrictions limiting resale of shares of Common Stock acquired by such affiliates under the Omnibus Plan.

      The following is a brief summary of the various restrictions on Transfer of the Rights acquired under the Omnibus Plan and the shares of Common Stock issued pursuant thereto. Such summary does not purport to be comprehensive or definitive, and is qualified in its entirety by reference to the Omnibus Plan, a copy of which is filed as an exhibit to the Registration Statement.

      Options. Options granted pursuant to the Omnibus Plan may not be Transferred except by will or the laws of descent and distribution. During the lifetime of the optionee to whom Options are granted under the Omnibus Plan, the Options may be exercised only by such optionee.

      Restricted Stock. Rights to acquire Restricted Stock may not be Transferred under any circumstance. Shares of Restricted Stock acquired under the Omnibus Plan may be Transferred only in accordance with the applicable restrictions described under "Common Stock" below.

      Incentive Units. Incentive Units granted under the Omnibus Plan may not be Transferred by a recipient other than distribution to the recipient's estate or to certain designated beneficiaries in the case of death of the recipient. During the lifetime of the recipient, cash and stock distributed with respect to Incentive Units may be received only by the recipient to whom such Incentive Units were awarded.

      Stock Appreciation Rights. SARs granted under the Omnibus Plan may not be Transferred by a recipient other than distribution to the recipient's estate or to certain designated beneficiaries in the case of death of the recipient. During the lifetime of a recipient, SARs may be exercised only by the recipient to whom they were granted.



      Common Stock. The Omnibus Plan is intended to encourage ownership of Common Stock and related rights by certain designated employees of the Corporation and the Corporation hopes such employees who acquire Common Stock under the Omnibus Plan will retain such Common Stock for investment. An employee who is not an "affiliate" of the Company may, however, sell shares of Common Stock that is not Restricted Stock at any time, and may sell shares of Restricted Stock at any time after such shares become vested pursuant to the terms of the Omnibus Plan, subject to the following limitations:

            (1) No shares of Common Stock obtained pursuant to an Option may be transferred to sold until at least six (6) months and one (1) day shall have elapsed since the date such Option was granted.

            (2) Any Transfer of Restricted Stock that would otherwise be permitted under the terms of the Omnibus Plan is prohibited unless the transferee executes such documents as the Corporation may reasonably require to ensure the Corporation's rights under the applicable Restricted Stock Purchase Agreement and the Omnibus Plan are adequately protected which may include, without limitation, an agreement by the transferee to be bound by all applicable terms of the Omnibus Plan and of the applicable Restricted Stock Purchase Agreement.

            (3) To the extent requested by the Corporation and any underwriter of securities of the Corporation in connection with a firm commitment underwriting, no participant holding shares of Restricted Stock may Transfer any such shares not included in the underwriting (or not previously registered under the Securities Act) during the 120 day period following the effective date of the registration statement filed with the SEC under the Securities Act in connection with such offering.

            (4) Shares of Common Stock distributed with respect to Incentive Units shall be subject to such restrictions and conditions on disposition as counsel to the Corporation shall determine to be desirable or necessary under applicable law.

      This Prospectus will not be available for reoffers or resales of shares of Common Stock acquired by persons deemed to be "affiliates" of the Corporation within the meaning of the Securities Act. Such "affiliates" may accomplish reoffers or resales of such shares of Common Stock pursuant to (i) another appropriate prospectus contained in an effective registration statement under the Securities Act, (ii) an appropriate exemption under the Securities Act or (iii) Rule 144 of the General Rules and Regulations promulgated under the Securities Act. Acquisitions of shares of Common Stock and dispositions of shares of Common Stock by certain officers or any director of the Corporation within any six-month period may give rise to the right of the Corporation to recapture any profit from such transaction pursuant to Section 16(b) of the Exchange Act.

Outstanding Options

      Options for an aggregate of 314,055 shares of Common Stock are outstanding under the Prior Plans as follows: 34,156 shares at an exercise price of $3.56 per share expiring on March 17, 1998; 16,875 shares at an exercise price of $4.08 per share expiring on April 1, 1999; 8,437 shares at an exercise price of $4.37 per share expiring on February 1, 1999; 54,000 shares at an exercise price of $4.22 per share expiring on October 23, 2000; 7,875 shares at an exercise price of $5.78 per share expiring on February 12, 2000; 97,875 shares at an exercise price of $6.67 per share expiring on July 18, 2001; 87,750 shares at an exercise price of $7.11 per share expiring on August 1, 1999; and 7,087 shares at an exercise price of $7.67 per share expiring on October 22, 1996. The options outstanding under the Prior Plans may be exercised, in whole or in part, at any time and from time to time, prior to the indicated expiration dates, subject to the terms of the applicable plan.

      Options for an aggregate of 71,000 shares of Common Stock are outstanding under the Omnibus Plan as follows: 67,000 shares at an exercise price of $13.625 per share expiring on January 27, 2004 and 4,000 shares at an exercise price of $15.375 per share expiring on October 20, 2004. Subject to the terms and conditions set forth in the Omnibus Plan and the applicable Option Agreements, the Options expiring on April 28, 2004 may be exercised in four equal annual installments beginning on April 28, 1996 and ending April 28, 1999, and all such Options must be exercised, if at all, on or before January 27, 2004; and the Options expiring on October 20, 2004 may be exercised in four equal annual installments beginning on October 21, 1995 and ending October 21, 1998, and all such Options must be exercised, if at all, on or before October 20, 2004.

Federal Income Tax Consequences

      THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT AND EXERCISE OF RIGHTS GRANTED PURSUANT TO THE OMNIBUS PLAN IN ACCORDANCE WITH PRESENT FEDERAL TAX LAWS AND REGULATIONS IN EFFECT AS OF THE DATE HEREOF. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAW, NOR DOES IT ADDRESS SPECIAL CONSEQUENCES TO PARTICIPANTS UNDER THE OMNIBUS PLAN HAVING SPECIAL SITUATIONS, INCLUDING WITHOUT LIMITATION THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX. ACCORDINGLY, EACH PARTICIPANT IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO OTHER TAX CONSEQUENCES OF THE RECEIPT AND EXERCISE OF RIGHTS UNDER THE OMNIBUS PLAN.

      Based on the present provisions of the Code, and regulations promulgated thereunder (the "Treasury Regulations"), the federal income tax consequences of Rights awarded under the Omnibus Plan and the subsequent disposition of Common Stock acquired thereby will be as summarized below. The Omnibus Plan is not subject to the qualification requirements of Section 401(a) of the Code.

      NSOs  and  Restricted  Stock.    Under  present  Treasury
Regulations holding that an option does not have a readily ascertainable fair market value for purposes of Section 83 of the Code unless it is freely transferable, immediately exercisable in full, and meets certain other conditions, the holder of an NSO will not realize taxable income at the time the NSO is granted.

      In general, an employee exercising an NSO will recognize compensation income under Code Section 83 equal to the amount by which the fair market value of the Common Stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the NSO. If the employee elects to pay the NSO exercise price in whole or in part with Common Stock, the employee generally will not recognize any gain or loss on the Common Stock surrendered in payment of the exercise price.

      The Corporation generally will not recognize any income or be entitled to claim any deduction upon the grant of an NSO. At the time the employee is required to recognize compensation income upon the exercise of the NSO, the Corporation generally will be entitled to claim a deduction in an amount equal to such compensation income.

      The Corporation expects that awards of Restricted Stock generally will be treated for federal income tax purposes in a manner similar to NSOs, since the employee is in effect being given an option to acquire Common Stock in exchange for payment of a purchase price.

      ISOs. The holder of an ISO generally is not taxed on either the grant or exercise of an ISO for regular federal income tax purposes. However, the employee generally must include in his or her federal alternative minimum tax income any excess (the "Bargain Element") of the acquired Common Stock's fair market value at time of exercise over the exercise price paid by the employee. Furthermore, if the employee sells, exchanges, gifts or otherwise disposes of (other than in certain types of transactions) such stock either within two years after the ISO was granted or within one year after the ISO was exercised (an "Early Disposition"), the employee generally must recognize the Bargain Element as compensation income for regular federal income tax purposes. Any gain realized on the disposition in excess of the Bargain Element is subject to recognition under the usual rules applying in dispositions of property. If a taxable sale or exchange is made after such holding periods are satisfied, the difference between the exercise price and the amount realized upon disposition of the Common Stock typically will constitute taxable long-term capital gain or loss.

      If an employee exercises an ISO and delivers shares of Common Stock as payment for part or all of the exercise price of the stock purchased ("Payment Stock"), no gain or loss generally will be recognized with respect to the Payment Stock; provided, however, if the Payment Stock was acquired pursuant to the exercise of an ISO, the employee will be required to recognize as compensation income the Bargain Element on the Payment Stock as an Early Disposition if the exchange for the new shares occurs during either of the holding periods for the Payment Stock.

      The Corporation generally will not recognize gain or loss or be entitled to a deduction upon either the grant or the employee's exercise of an ISO. However, if there is an Early Disposition, the Corporation generally will be entitled to deduct the Bargain Element as compensation paid the employee.

      Units. The Corporation expects that employees generally will not be taxed on the award of Units. Instead, any cash and the then fair market value of any Common Stock received by the employee upon the distribution of a Unit generally will be taxable to the employee as compensation income upon such distribution. At that time, the Corporation generally will be entitled to claim a deduction in an amount equal to the compensation income.

      SARs. The Corporation expects that employees generally will not be taxed on the award (or if the SAR is not immediately exercisable, the vesting) of a SAR, but instead will be taxed on the cash received on exercise of the SAR as compensation income. At that time, the Corporation generally will be entitled to claim a deduction in an amount equal to the compensation income.

      Postponement of Taxation in Certain Cases. As discussed above, upon receipt of Common Stock pursuant to the exercise of an NSO, the purchase of Restricted Stock, or the distribution of a Unit, an employee generally must recognize as compensation income the amount, if any, by which the then fair market value of the Common Stock thereby received exceeds any amount paid by the employee for the Common Stock (plus, in the case of an NSO, any amount paid for the grant of an NSO).

      If the Common Stock received, however, is subject to a substantial risk of forfeiture to which any transferee of the Common Stock from the employee would be subject, taxation on the Common

Stock (including the valuation of the Common Stock used to measure the taxation) generally will be deferred until the risk lapses or a transferee may take free of the risk, unless the employee elects under Section 83(b) of the Code not to defer taxation.

      In general, a substantial risk of forfeiture will exist if the employee's rights in the Common Stock are conditioned upon his future performance of substantial services. In addition, if a sale of the Common Stock received would subject the employee to potential liability under Section 16(b) of the 1934 Act, then the employee is deemed subject to a substantial risk of forfeiture to which any transferee would take subject. Section 16(b) generally provides that a director, officer, or more than 10% owner of a corporation's stock, may be required to disgorge any profit deemed made whenever he or she engages in both a purchase transaction and a sale transaction in any six-month period. As applied for federal income tax purposes, this generally will mean that taxation of Common Stock received by an employee who is also a director, executive officer, or 10% shareholder of the Corporation would be deferred for six months after receipt of the Common Stock, unless the employee elects under Code Section 83(b) not to defer taxation.

      If  an  employee's taxation is deferred by the presence of a
substantial   risk  of  forfeiture,  the  Corporation's  deduction
generally will also be deferred.

      Limitations on Corporation Deduction. The ability of the Corporation to deduct stock-based compensation payable under the Omnibus Plan and/or other compensation generally will be potentially subject to various limitations, including (i) in the case of property other than cash, the Corporation's timely withholding of federal income taxes on the compensation, (ii) the limitations under Code Section 162 that the compensation be reasonable in amount, (iii) the new $1,000,000 annual limit in Code Section 162(m) on the amount of compensation that may be deducted by publicly-held corporations in the case of certain employees, and (iv) the Code Section 280G limitations on deducting compensation that is contingent upon a change in control or the sale of a substantial portion of corporate assets.

      To the extent the compensation received by the employee is attributable to services provided to one of the Corporation's subsidiaries as distinguished from the Corporation itself, the subsidiary, not the Corporation, will be entitled to claim any deduction. If the property received by the employee is Common Stock, the Corporation believes that it is likely that the subsidiary will not be required to recognize any income on such Common Stock.

      The foregoing is only a brief summary of certain United States federal income tax consequences of the Omnibus Plan. Participants should consult their own tax advisors with respect to other tax consequences of the receipt and exercise of Rights under the Omnibus Plan.

                   ANNUAL REPORT TO SHAREHOLDERS

      The Corporation will furnish a copy of its latest Annual Report to Shareholders to each person to whom the Corporation sends or gives a copy of this Prospectus, unless such person otherwise previously has received a copy of such Annual Report, in which case the Corporation will promptly furnish without charge an additional copy thereof at such person's written or oral request.

                              Part II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina, serves as legal counsel to the Corporation and has rendered opinions in connection with the offering of the Common Stock pursuant to this Registration Statement. Robert A. Singer, a partner in such firm, beneficially owns or has sole or shared voting and/or investment power with regard to 11,228 shares, and other members of the firm beneficially own a total of 200 shares, of the Corporation's Common Stock.

Item 6.  Indemnification of Directors and Officers.

      The Corporation's Restated Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act, Chapter 55 of the North Carolina General Statutes, as amended (the "NCBCA"), no person who serves as a director shall be personally liable to the Corporation or any of its stockholders or otherwise for monetary damages for breach of any duty as director. The Corporation's Bylaws state that, in addition to all indemnification rights otherwise provided by law, the Corporation shall indemnify its directors and those officers of the Corporation who are also directors of the Corporation or who are designated by the Board of Directors from time to time as indemnified officers ("Indemnified Officers") against all liabilities and obligations with respect to any judgment, settlement, penalty or fine, and any legal, accounting, expert and investigation fees and expenses, incurred in connection with any action, suit or proceeding (including any action, suit or proceeding brought by or on behalf of the Corporation) arising out of their status as directors or officers, or their service at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or their activities in any such capacity, other than liabilities, obligations or expenses incurred on account of activities of such person which at the time taken were known or believed by him or her to be clearly in conflict with the best interests of the Corporation. Directors and Indemnified Officers are also entitled to indemnify for costs, expenses and attorneys' fees incurred in
connection   with   the   enforcement   of   their   rights   to
indemnification. The Bylaws further authorize the Board of Directors to adopt resolutions that may supplement, amplify or go beyond the indemnification provisions set forth in the Bylaws so long as such resolutions do not violate any provision of the Corporation's Restated Articles of Incorporation or the NCBCA.

      Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interest and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors or a committee of disinterested directors designated by the board, by special legal counsel or by the shareholders of the corporation, as prescribed in Section 55-8-55.

      Sections 55-8-52 and 55-8-26 of the NCBCA require a corporation to indemnify a director or officer against reasonable expenses incurred in the defense of any proceeding to which the director or officer was a party because such person is or was a director or officer of the corporation when the director or officer is wholly successful in his or her defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably entitled to such indemnification under Section 55-8-54.

      In  addition to the indemnification provided for by statute,
Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

      THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF NORTH CAROLINA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO THE RELEVANT STATUTES, WHICH
CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSONS FOR WHOSE BENEFIT INDEMNIFICATIONS SHALL OR MAY BE MADE.



Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits

      The following exhibits are filed with or incorporated by reference in this Registration
Statement:


Exhibit No.             Description                         Reference
 4.1              The Corporation's Restated Articles    Incorporated by
                  of Incorporation and Bylaws            reference
                  (incorporated by reference to
                  Exhibits 3(a) and 3(b) of the
                  Corporation's Form 10-K for the year
                  ended December 31, 1992 filed under
                  the Securities Exchange Act of 1934,
                  as amended

 4.2              Specimen certificate for the           Incorporated by
                  Corporation's Common Stock, no par     reference
                  value (incorporated by reference to
                  Exhibit 4 of the Corporation's Form
                  10-K for the year ended December 31,
                  1992 filed under the Securities
                  Exchange Act of 1934, as amended

 4.3              Security Capital Bancorp Omnibus       Filed herewith
                  Stock Ownership and Long Term
                  Incentive Plan

 5                Opinion of Brooks, Pierce, McLendon,   Filed herewith
                  Humphrey & Leonard, L.L.P. as to
                  legality of securities being
                  registered

 23               Consent of Brooks, Pierce, McLendon,   Filed herewith
                  Humphrey & Leonard, L.L.P. (included
                  in Exhibit 5)
 24               Powers of Attorney                     Filed herewith

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1)   (a)   To  file,  during  any period in which offers or
      sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   To  include  any  prospectus  required  by
                        Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To  include  any material information with
                        respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (2) That, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Corporation pursuant to the provisions discussed in Item 6 thereof, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on the 21st day of February, 1995.


                                    SECURITY CAPITAL BANCORP



                                    By:

                                        David B. Jordan, Vice-Chairman and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                                Date


                                    Chief Executive Officer              February 21, 1995
David B. Jordan                     and Vice-Chairman of
                                    the Board (Principal
                                    Executive Officer)


                                    Senior Vice President,               February 21, 1995
Pressley A. Ridgill                 Treasurer and Chief Financial
                                    Officer (Principal Financial
                                    and Accounting Officer)



John M. Barnhardt           )
Ralph A. Barnhardt          )
Edward A. Brown             )
Henry B. Gaye               )
Dan L. Gray                 )
Lloyd G. Gurley             )
William C. Kluttz, Jr.      )
Ervin E. Lampert, Jr.       )
William G. Loeblein         )
F. Taft McCoy, Jr.          )       Directors                                February 21, 1995
Harold Mowery               )
J. G. Rutledge, III         )
Carl M. Short, Jr.          )
Miles F. Smith, Jr.         )
W. Erwin Spainhour          )
Fred J. Stanback, Jr.       )
Jimmy K. Stegall            )
Thomas A. Tate, Sr.         )
F. William Wagoner          )
James L. Williamson         )


By:
   Pressley A. Ridgill, Attorney-in-Fact

                                                         EXHIBIT INDEX

                                                                            Sequentially
Exhibit No.                                Description                     Numbered Page

4.1              The Corporation's Restated Articles of
                 Incorporation and Bylaws (incorporated by reference to Exhibit 3(a) and 3(b) of the Corporation's
                 Registration Statement on Form 10-K for the year ended December 31, 1992 filed under the Securities Exchange Act of 1934, as amended)

4.2              Specimen certificate for the Corporation's Common
                 Stock, no par value (incorporated by reference to Exhibit 4 of the Corporation's Form 10-K for the year ended December 31, 1992 filed under the Securities
                 Exchange Act of 1934, as amended)

4.3 Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan

5                Opinion of Brooks, Pierce, McLendon, Humphrey
                 & Leonard, L.L.P. as to legality of securities being registered

23               Consent of Brooks, Pierce, McLendon, Humphrey
                 & Leonard, L.L.P. (included in Exhibit 5)

24               Powers of Attorney

******************************************************************************

                                 APPENDIX

Security Capital Bancorp logo appears on Prospectus Cover.